UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 4

SEC File No. 333-177746

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ABC RECORDS MANAGEMENT AND DATA STORAGE INC.

(Exact name of registrant as specified in its charter)

Nevada	4220	99-0365544
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ABC Records Management and Data Storage Inc.

Flat A, 22F, Block 11

Wonderland Villas, Kwai Chung

Hong Kong, China

Telephone: 852-6677-3973

(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc

1859 Whitney Mesa Dr.

Henderson, Nevada 89014

Telephone: 702-818-5898

(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed  or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [__]	Accelerated filer [__]
Non-accelerated filer [__]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PERUNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	1,960,000	$0.01 per share	$19,600	$2.10

(1)	Based on the last sales price on January 9, 2011 by us in a private offering.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated July 13, 2012

PROSPECTUS

ABC Records Management and Data Storage Inc.

1,960,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. See section entitled "Risk Factors" on pages 7-10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, which price prohibits them from making any profit on sales unless and until there is an active trading market for these shares, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: July 13, 2012

Table of Contents

		PAGE
Summary		5
Risk Factors		7
-	Because we have not yet commenced business operations we face a high risk of business failure	7
-	If we are unable to generate significant revenues from our operations our business will fail	7
-	If we continue to incur net losses our business will fail	7
-	Our business will fail unless we are able to raise at least an additional $170,000 in funds for operations	7
-	If we are unable to hire and retain key personnel then we may not be able to implement our business plan	7
-	If our business plan fails our company will dissolve and investors may not receive any portion of their investment back	7
-	Because our continuation as a going concern is in doubt we will be forced to cease business operations unless we can generate profitable operations in the future	7
-	Because our Sole Director owns 71.84% of our outstanding common stock she could make and control corporate decisions that may be disadvantageous to minority shareholders	8
-	Because all of our assets, and our sole director and officer are located in Hong Kong, U.S. residents’ enforcement of legal process may be difficult	8
-	Because management has no experience in records management our business has a higher risk of failure	8
-	Because our Sole Director may have other business interests in the future, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
-	If a market for our common stock does not develop shareholders may be unable to sell their shares	9
-	A purchaser is purchasing penny stock which limits his or her ability to sell the stock	9
-	We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all	9
-	Ms. Pong is our sole officer and director. She has, and will continue to have, significant control over our corporate governance and operations	10
	Although Ms. Pong is not currently receiving compensation for her services as our sole officer and director, any management or directors fees paid to her will adversely impact any net profit that we may generate	10
	Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.	10
Forward-Looking Statements		10
Use of Proceeds		10
Determination of Offering Price		10
Dilution		10
Selling Shareholders		11
Plan of Distribution		14
Description of Securities		17
Interests of Named Experts and Council		18
Description of Business		18
Description of Property		24
Legal Proceedings		25
Market for Common Equity and Related Stockholder Matters		25
Financial Statements		26
Management’s Discussion and Analysis		41
Changes in and Disagreements with Accountants		42
Available Information		42
Reports to Security Holders		42
Directors, Executive Officers, Promoters and Control Persons		42
Executive Compensation		43
Security Ownership of Certain Beneficial Owners and Management		44
Certain Relationships and Related Transactions		44
Disclosure of Commission Position of Indemnification for Securities Act Liabilities		44

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence the building, and subsequent operation, of a full-service, computerized records management company providing secure storage and indexing of paper records, digital media and other business-critical information, including computer disks and tapes, optical disks, microfilm, audio and video tapes, medical records, and blueprints. It is our intention that our personalized service will include retention schedules, data conversion and ORC, and records relocation. We will provide our customers, at no additional charge, specially designed boxes and other supplies which make handling records easier.  We plan to purchase these boxes, providing them to our customers without charge. As a new entrant in this market, our initial focus will be exclusively on paper records management. Paper records will remain the our focus until such time as current revenues cover operating costs.

We intend to focus our initial marketing efforts on small and medium size businesses. Our initial focus will be providing storage of paper records only. The hard copy business records stored by our potential customers are inactive. Inactive records consist of those records that are not needed for immediate access but which must be retained for legal, regulatory and compliance reasons or for occasional reference in support of ongoing business operations.

Within three to five years our goal is to provide our customers the competitive edge through state-of-the-art technology, unprecedented security and quick-response service. Our facility will be strategically located in the New Territories within easy reach of Central Hong Kong and Kowloon via the MTR rail line.

It is our belief that in today's business environment, quick and easy access to critical information will give our customers a competitive advantage. By outsourcing their records management and storage to us, our customers can store their records in an organized environment and improve the speed and ease of access to those records.

To date, we have not commenced business operations, but we have leased premises for our initial storage operations at Workshop 7, 1/F., Shui Sum Industrial Building, 8-10 Kwai Sau Road, Kwai Chung, NT, Hong Kong. The lease agreement is dated August 23, 2011, it is for a 2 year term commencing Sept 1, 2011 and terminating August 31, 2013. The rent is $3,000 HK per month, and covers 600 sq feet.

Our plan of operation for the twelve months following the date of this prospectus is to install the necessary leasehold improvements to our leased premises, to purchase the equipment and materials necessary to commence operations, to commence our initial marketing programs, and to begin actual operations.  We estimate that the cost of this entire program will be approximately $170,300.

Currently our only fixed monthly expense, and therefore our monthly burn rate, is the rent for our leased premises. That expense is $384.89 USD ($3,000 HKD) per month and as at July 12, 2012 we had $13,686.84 USD in cash assets on deposit and available to meet that monthly expense. However, while we have enough funds on hand to cover our monthly lease costs, and only our monthly lease costs, for approximately 35 months, based upon the funding requirements noted under Description Of Business, and the anticipated timeline of those funding requirements, we only have enough funds on hand to take us to approximately the end of September of 2012, and then we will require additional funding to cover our administrative expenses, to commence installing leasehold improvements, and to complete our equipment purchases, and initial marketing programs.  See section entitled Description Of Business: Anticipated Expense Timeline.

Additional funding will be required in the form of equity financing from the sale of our common stock. However, we do not have any arrangements in place for any future equity financing.

Potential investors should note that Ms. Wai Yin Marcia Pong, our sole officer and director, has no professional training or technical credentials in the field of records management.

The Report of Independent Registered Public Accounting Firm to our financial statements for the period ended March 31, 2012, indicates that because of our losses, our current status and our limited operations, there is substantial doubt about our ability to continue as a going concern. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

We were incorporated on August 23, 2010 under the laws of the state of Nevada.  Our principal business offices are located at Flat A, 22F, Block 11, Wonderland Villas, Kwai Chung, Hong Kong, China. Our telephone number is 852-6677-3973.

The Offering:

Securities Being Offered	Up to 1,960,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.01 per share, which was the price originally paid by the selling shareholders, until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance of when, if ever, our stock will be listed on an exchange. We determined this offering price based upon the price of the last sale of our common stock to investors, and this price prohibits our selling shareholders from making any profit on sales unless and until there is an active trading market for these shares.

Terms of the Offering

The selling shareholders will determine when and how they will sell the common stock offered in this prospectus. We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Termination of the Offering

The offering will conclude when all of the 1,960,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion. Our issued shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until certain events have occurred. See section entitled “Market For Common Equity and Related Stockholders Matters: Rule 144 Shares. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued	6,960,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

	March 31, 2012	March 31, 2011
	(unaudited)	(audited)
Cash	$252	$23,268
Prepaid Expense	$858	-
Rent Deposit	$770	-
Total Assets	$1,880	$23,268
Liabilities	$4,000	$5,130
Total Stockholders’ Equity	$(2,120)	$18,138

Statement Of Loss and Deficit

From Incorporation on August 23, 2010 to March 31, 2012 (audited)

Revenue	$0
Net Loss	($26,720)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS WE FACE A HIGH RISK OF BUSINESS FAILURE

We were incorporated on August 23, 2010 and have not yet commenced active business operations. Accordingly, we have no operating history from which investors can evaluate our business.  Until we develop our business further it will be difficult for an investor to evaluate our chances for success.  If we are unsuccessful in developing our operations, our business plan will fail.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS OUR BUSINESS WILL FAIL

We have not generated any revenue from inception on August 23, 2010 to the date of this prospectus. If we are unable to generate revenue from operations we will not be able to achieve profitability or to continue operations.

IF WE CONTINUE TO INCUR NET LOSSES OUR BUSINESS WILL FAIL

From our incorporation and inception on August 23, 2010 until March 31, 2012, we incurred cumulative net losses of $26,720.  We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.

OUR BUSINESS WILL FAIL UNLESS WE ARE ABLE TO RAISE AT LEAST AN ADDITIONAL $170,000 IN FUNDS FOR OPERATIONS

Because we have incurred losses since our incorporation, we will require additional funding of at least $170,300 in order to continue business operations and to meet our obligations for the next twelve-month period.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  We may also seek to obtain short-term loans from our directors, although no such arrangement has been made.  We do not have any arrangements in place for any future equity financing. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our board of directors and key technical personnel. In particular, our success depends on the continued efforts of our sole Director and President, Wai Yin Marcia Pong. The loss of the services of Ms. Wai Yin Marcia Pong could result in the failure of our business. If we lost the services of any of this key persons, it would be difficult to find replacements with similar skills, and experience.  We do not have any written agreement with this individual whereby she is obligated to provide her services to us for a specified term.

IF OUR BUSINESS PLAN FAILS OUR COMPANY WILL DISSOLVE AND INVESTORS MAY NOT RECEIVE ANY PORTION OF THEIR INVESTMENT BACK

If we are unable to realize profitable operations, our business will eventually fail.  In such circumstances, it is likely that our company will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors.  We do not have any plans to engage in an acquisition or business combination if our business plan is unsuccessful.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE

We have incurred losses since our inception resulting in an accumulated deficit of $26,720 . Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  We will require additional funds in order to develop our business. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon our business. If we cannot raise financing to meet our obligations, we will be insolvent and will cease business operations.

BECAUSE OUR SOLE DIRECTOR OWNS 71.84% OF OUR OUTSTANDING COMMON STOCK, SHE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS

Our sole director, Wai Yin Marcia Pong, owns 71.84% of the outstanding shares of our common stock. Accordingly, she will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. She will also have the power to prevent or cause a change in control. The interests of our sole director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE ALL OF OUR ASSETS, AND OUR SOLE DIRECTOR AND OFFICER ARE LOCATED IN HONG KONG, U.S. RESIDENTS’ ENFORCEMENT OF LEGAL PROCESS MAY BE DIFFICULT.

All of our assets are located in Hong Kong. In addition, our sole director and officer resides in Hong Kong. Accordingly, service of process upon us, or upon individuals related to us, may be difficult or impossible to obtain within the United States. As well, any judgment obtained in the United States against us may not be collectible within the United States.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN RECORDS MANAGEMENT OUR BUSINESS HAS A HIGHER RISK OF FAILURE

Our sole director has no professional training or technical credentials in the field of records management. As a result, she may not be able to recognize and take advantage of potential opportunities in the sector. Her decisions and choices may not take into account standard managerial approaches records management companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR SOLE DIRECTOR MAY HAVE OTHER BUSINESS INTERESTS IN THE FUTURE, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL

Our president, Wai Yin Marcia Pong, does not currently have any other business interests or employment. However it is possible that this situation could change in the future. Ms. Pong intends to devote only a portion of her time to our affairs. Initially, and because we are just starting our business operations, it is not anticipated that Ms. Pong will be required to devote more than approximately twenty hours a week to the business. However, as the business builds and more time is required of Ms. Pong she will, as necessary, devote more time to our operations, up to a maximum of forty hours per week. It is possible that the demands on Ms. Pong from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Pong may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $18,500 cost of this registration statement to be paid from cash on hand. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the Securities and Exchange Commission. In order for us to remain in compliance we will require cash to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

MS. PONG IS OUR SOLE OFFICER AND DIRECTOR. SHE HAS, AND WILL CONTINUE TO HAVE, SIGNIFICANT CONTROL OVER OUR CORPORATE GOVERNANCE AND OPERATIONS.

Due to Ms. Pong's position as sole officer and director, she has significant influence in determining all corporate transactions and governance, including related party transactions, executive compensation, oversight of accounting functions and segregation of duties. Her interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

ALTHOUGH MS. PONG IS NOT CURRENTLY RECEIVING COMPENSATION FOR HER SERVICES AS OUR SOLE OFFICER AND DIRECTOR, ANY MANAGEMENT OR DIRECTORS FEES PAID TO HER WILL ADVERSELY IMPACT ANY NET PROFIT THAT WE MAY GENERATE.

We are not currently compensating Ms. Pong for providing management services to us. However, Ms. Pong, as our sole officer and director, has the power to set her own compensation as she sees fit.  Management or directors fees that she receives will have an adverse effect on our net profit, if any.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS, OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

Pursuant to Section 107(b) of the Jumpstart Our Business Startups Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.01 per share, which was the price originally paid by the selling shareholders, until our shares are quoted on the OTC Bulletin Board, which price prohibits them from making any profit on sales unless and until there is an active trading market for these shares, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,960,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement offering that was exempt from the registration pursuant to or under Regulation S of the Securities Act of 1933 as amended, and was completed on January 29, 2011.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares Owned Upon Completion of This Offering
Fu Shen, Xia No. 3, 20 Group, Da Ba Village Shuang Pai Township, Wun Gang City, Hu Nan Province, China	50,000	50,000	Nil	Nil
Xing, He No. 18, Huading Village Long Tian Township, Yong Xin County, Ji An City, Jiang Xi Province, China	50,000	50,000	Nil	Nil
Zhao Quan, Lin Mian Ling 6 Team, Baz Ma Village Chi Ma Township, Ping Nan County, Guang Xi Province, China	70,000	70,000	Nil	Nil
Yu Ling, Lu No. 55, Ge Men Village, Bai Du Town, Na Po County, Guang Xi Province, China	70,000	70,000	Nil	Nil
Xiu Lan, Huang No. 28, Zhe Lai Village, Bai Du Township, Na Po County, Guang Xi Province, China	70,000	70,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares Owned Upon Completion of This Offering
Qing Xian, Deng No. 2, Zhe Lai Village, Bai Du Township, Na Po County, Guang Xi Province, China	70,000	70,000	Nil	Nil
Yu Xian, Lu No. 86, Long Gua Tun, Nian Hao Village, Long Lin Town, Jing Xi County, Guang Xi Province, China	70,000	70,000	Nil	Nil
Rong Ming, Tang No. 08-067, Tang Qian Village, Long Shui Town, Quan Zhou County, Guang Xi Province, China	70,000	70,000	Nil	Nil
Feng Bing, Li Zhong Fu Group, Feng Shan Village, Tian Hong Town, Peng Ze County, Jiu Jiang City, Jiang Xi Province, China	70,000	70,000	Nil	Nil
Yan Qiu, Huang No. 39 Baz Du Street, Bao Du Township, Na Po County, Guang Xi Province, China	70,000	70,000	Nil	Nil
Cai Mei, Nong No. 35, Da Nong Tun, Da Nong Village, Long Lin Town, Jing Xi County, Guang Xi Province, China	70,000	70,000	Nil	Nil
Chao He, Li 6 Group, Shi Pan Village, Deng Yuan Tai Town, Wu Gang City, Hu Nan Province, China	70,000	70,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares Owned Upon Completion of This Offering
Zhen Li, Ai No. 92, 10 Group, Fang Jia Ba Village, Chang Yuan Town, Rong Chang County, Chong Qing City, China	70,000	70,000	Nil	Nil
Zhong Xing, Li 8 Group, Chen Hu Village, Qiu Gang Town, Han Shou County, Hu Nan Province, China	70,000	70,000	Nil	Nil
Ju Min, Xiong Jiang Yuan Village, Tian Zhu Chang Township, Qian Shan County, Shang Rao City, Jiang Xi Province, China	70,000	70,000	Nil	Nil
Jiu Ying, Li No. 14, 2 Group, Jin Yin Village, Feng Gao Town, Rong Chang County, Chong Qing City, China	70,000	70,000	Nil	Nil
Da Rong, Nong No. 7, Bai Lang Tun, Zhe Lai Village, Baz Du Township, Na Po County, Guang Xi Province, China	70,000	70,000	Nil	Nil
Ying Xiong, He No. 150-1, Da Ban Tun, He Men Village, Xin Jia Township, Jing Xi County, Guang Xi Province, China	70,000	70,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares Owned Upon Completion of This Offering
Du Juan, Wei No. 9, Feng Huang Tun, Xia Ju Village, Chuan Shan Town, Huan Jiang Mao Nan County, Guang Xi Province, China	90,000	90,000	Nil	Nil
Xiao Li, Luo 5 Group, Lu Jia Gou Village, Da He Kan Town, Nan Zheng County, Shan Xi Province, China	90,000	90,000	Nil	Nil
Jun Fa, Xiang He Ba Group, De Wang Village, De Wang Township, Jiang Kou County, Gui Zhou Province, China	70,000	70,000	Nil	Nil
Yu Qin, Ling No. 7, Shang Qi Gen Tun, Fa Da Village, An De Town, Jiang Xi County, Guang Xi Province, China	70,000	70,000	Nil	Nil
Jia Jia, Huang No. 18, Bai Du Street, Bai Du Township, Na Po County, Guang Xi Province, China	70,000	70,000	Nil	Nil
Zhing Jun, Yang No. 47-2 Dong Xing Street, Jin Shan Office, Fu Quan City, Guizhou Province, China	70,000	70,000	Nil	Nil
Yuan You, Yang No. 2 Xi Jia Yuan Group, Tai Ping Village, Cheng Xiang Town, Fu Quan City, Gui Zhou Province, China	70,000	70,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares Owned Upon Completion of This Offering
Hua Hong, Wang No. 3 15 Group, Tang Xia Village, Yang Lin Township, Don Kou County, Hu Nan Province, China	70,000	70,000	Nil	Nil
Cai Hong, Huang No. 55, Naguan Tun, Zhe Lai Village, Ba Du Township, Na Po County, Guang Xi Province, China	70,000	70,000	Nil	Nil
Zhen Qin, Huang No. 22, Na Guan Tun, Zhe Lai Village, Bai Du Township, Na Po County, Guang Xi Province, China	70,000	70,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 6,960,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors; or

(3)	Is a broker-dealer or affiliate of a broker-dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, which price prohibits them from making any profit on sales unless and until there is an active trading market for these shares, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

Shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling shareholders may be deemed to be underwriters within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act. In addition, the selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling shareholders if omissions or misstatements in the registration statement result in civil liability to them.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
*	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
*	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
*	contains a toll-free telephone number for inquiries on disciplinary actions;
*	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
*	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

*	bid and offer quotations for the penny stock;
*	the compensation of the broker-dealer and its salesperson in the transaction;
*	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
*	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at par value of $0.001 per share.

Common Stock

As of July 13, 2012, there were 6,960,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Kain & Valinsky, P.A., Attorneys At Law, of 900 Southeast Third Avenue, Suite 205, Fort Lauderdale, Florida, have provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by PLS CPA, A Professional Corp to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

We were incorporated pursuant to the laws of Nevada on August 23, 2010, and that was the date of inception.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.

on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.

on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.

on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.’’

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1.

it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2.

It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.

It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1.

Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.

Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.

Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.

Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.

The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

Within three to five years our goal is to provide a full-service, computerized records management company providing secure storage and indexing of paper records, digital media and other business-critical information, including computer disks and tapes, optical disks, microfilm, audio and video tapes, medical records, and blueprints. Our personalized service will include retention schedules, data conversion and ORC, and records relocation.  We intend to provide specially designed boxes and other supplies which make handling records easier.

Our initial focus will be providing storage of paper records only.

The hard copy business records stored by our potential customers are inactive. Inactive records consist of those records that are not needed for immediate access but which must be retained for legal, regulatory and compliance reasons or for occasional reference in support of ongoing business operations.These records are typically stored in cartons packed by the customer.

We intend to become operational using a bottom-up strategy and a just in time acquisitions model rather than a top down build it and they will come model.  This approach allows us to minimize our costs significantly during startup.  Using this approach we will only incur expenses on an as required basis.  Initial start-up costs are expected to be significantly reduced as a result.  The table below outlines the company’s estimated start-up expenses.

Legal	$3,000
Stationary, etc	$1,000
Boxes	$3,000
Brochures	$2,000
Transfer Agent	$2,000
Accounting	$18,300
Insurance	$4,000
Rent	$6,000
Leased Equipment	$20,000
Space Set-up	$30,000
Security	$10,000
Contracted Services	$21,000 (delivery & pickup)
Commissions	$50,000
Total	$170,300

Anticipated Expense Timeline

DATE	EXPENSE TYPE	AMOUNT
July 2012	Rent	$450
August 2012	Legal, accounting, rent, transfer agent	$5,050
September 2012	Rent	$450
October 2012	Legal, accounting, rent, stationary, boxes, set-up security, brochures, stock agent, equipment lease, insurance	$70,950
November 2012	Legal, accounting, rent, transfer agent	$5,050
December 2012	Rent, contracted services, commissions	$7,000
January 2013	Rent, contracted services, commissions	$9,850
February 2013	Rent, accounting, legal, contracted services, commissions	$15,050
March 2013	Rent, contracted services, commissions	$9,850
April 2013	Rent, contracted services, commissions	$9,850
May 2013	Rent, accounting, legal, contracted services, commissions	$16,050
June 2013	Rent, contracted services, commissions	$9,850
July 2013	Rent, contracted services, commissions	$10,850

Based upon the funding requirements noted above, and the anticipated timeline of those funding requirements, we have enough funds on hand to take us to approximately the end of September of 2012, and then we will require additional funding to cover our administrative expenses, to commence installing leasehold improvements, and to complete our equipment purchases, and initial marketing programs.

We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  We may also seek to obtain short-term loans from our directors, although no such arrangement has been made, and there is no guarantee that our directors will agree to make such a loan.  We do not have any arrangements in place for any future equity financing.

We intend to focus its initial marketing efforts on small and medium size businesses (SMEs).

The Government of Hong Kong reports on its website (www.cr.gov.hk/en/statistics/statistics_01.htm) that at the end of November 2011 there were a total of 955,330 companies registered in the Company Registry.  The Government defines SMEs as manufacturing businesses with less than 100 employees or non-manufacturing with less than 50 employees.  Trade and Industry Hong Kong estimates there are about 280,000 SMEs in Hong Kong.  We intend to focus our efforts on acquiring the paper records storage business from this sector.

In order to achieve this result we will use commissioned sales representatives whose cost is in line with the just in time model chosen.

Our plan is that our information protection and storage services will be broadly divided into two major service categories: records management, and data protection and recovery. We intend to offer both physical services and technology solutions in each of these categories. Media formats can be broadly divided into physical and electronic records. We define physical records to include paper documents. Electronic records include various forms of magnetic media such as computer tapes and hard drives and optical disks.

Our physical records management services will include: records management programs to help customers comply with specific regulatory requirements, implementation of programs that feature secure, cost-effective storage for all major media, including paper (which is the dominant form of records storage), flexible retrieval access and retention management. Our technology-based records management services are comprised primarily of digital archiving and related services for secure, legally compliant and cost-effective long-term archiving of electronic records.

Physical records may be broadly divided into two categories: active and inactive. Active records relate to ongoing and recently completed activities or contain information that is frequently referenced. Active records are usually stored and managed on-site by the organization that originated them to ensure ready availability. Inactive physical records are the principal focus of the information protection and storage services industry. Inactive records consist of those records that are not needed for immediate access but which must be retained for legal, regulatory and compliance reasons or for occasional reference in support of ongoing business operations.

Electronic records management focuses on the storage of, and related services for, computer media that is either a backup copy of recently processed data or archival in nature. Customer needs for data backup and recovery and archiving are distinctively different. Backup data exists because of the need of many businesses to maintain backup copies of their data in order to be able to recover the data in the event of a system failure, casualty loss or other disaster. It is customary for data processing groups to rotate backup tapes to off-site locations on a regular basis and to require multiple copies of such information at multiple sites.

We believe the issues encountered by customers trying to manage their electronic records are similar to the ones they face in their physical records management programs and consist primarily of: (1) storage capacity and the preservation of data; (2) access to and control over the data in a secure environment; and (3) the need to retain electronic records due to regulatory requirements or for litigation support.

We believe that the volume of stored physical and electronic records will continue to increase for a number of reasons, including: (1) regulatory requirements; (2) concerns over possible future litigation and the resulting increases in volume and holding periods of records; (3) inexpensive document producing technologies such as facsimile, desktop publishing software and desktop printing; (4) the continued proliferation of data processing technologies such as personal computers and networks; (5) the high cost of reviewing records and deciding whether to retain or destroy them; (6) the failure of many entities to adopt or follow policies on records destruction; and (7) requirements to keep backup copies of certain records in off-site locations.

We believe that paper-based information will continue to grow, not in spite of, but because of, "paperless" technologies such as e-mail and the Internet. These technologies have prompted the creation of hard copies of such electronic information and have also led to increased demand for electronic records services, such as the storage and off-site rotation of backup copies of magnetic media. In addition, we believe that the proliferation of digital information technologies and distributed data networks has created a growing need for efficient, cost-effective, high quality technology solutions for electronic data protection, digital archiving and the management of electronic documents.

We compete with our potential customers’ internal information protection and storage services capabilities.  We can provide not assurance that these organizations will begin to use an outside company such as our company for their information protection and storage services.

We also compete with multiple information protection and storage services providers in the Hong Kong market.  We believe that competition for customers is based on price, reliability and quality of service and that we will be able to compete effectively based on these factors.

We are planning to derive most of our revenues from the storage of paper documents and storage-related services. This storage requires significant physical space. Alternative storage technologies exist, many of which require significantly less space than paper documents. These technologies include computer media, microform, CD-ROM and optical disk. To date, none of these technologies has replaced paper documents as the principal means for storing information. However, we can provide no assurance that our potential customers will continue to store most of their records in paper documents format.

Service Offerings

Business Records Management

The hard copy business records stored by our potential customers are inactive. Inactive records consist of those records that are not needed for immediate access but which must be retained for legal, regulatory and compliance reasons or for occasional reference in support of ongoing business operations. These records are typically stored in cartons packed by the customer.  Storage charges will generally be billed monthly on a per storage unit basis, usually either per carton or per cubic foot of records, and will include the provision of space, racking, computerized inventory and activity tracking and physical security.

Physical Data Protection & Recovery Services

Physical data protection & recovery services consist of the storage and rotation of backup computer media as part of corporate disaster recovery and business continuity plans. Computer tapes, cartridges and disk packs will be transported off-site on a scheduled basis to secure facilities, where they will be available to customers 24 hours a day, 365 days a year, to facilitate data recovery in the event of a disaster.

Financial Characteristics of Our Business

Our financial model is based on the recurring nature of our various revenue streams. We would like to clarify that we have had no revenue or operating income to date, and there is no guarantee that we will ever generate revenues or operating income.

We will derive a majority of our revenues from fixed periodic, usually monthly, fees charged to customers based on the volume of records stored. Once a customer places physical records in storage with us and until those records are destroyed or permanently removed, for which we would typically receive a service fee, we would receive recurring payments for storage fees without incurring additional labor or marketing expenses or significant capital costs.

Market Analysis Summary

The Government of Hong Kong reports that at the end of November 2011 there were a total of 955,330 companies registered in the Company Registry.  The Government defines SMEs as manufacturing businesses with less than 100 employees or non-manufacturing with less than 50 employees.  Trade and Industry Hong Kong estimates there are about 280,000 SMEs in Hong Kong.

Hong Kong is a small-sized island covering 1,095 sq. km (423 sq. miles). However, there are currently many reclamation projects at hand, thus expanding the land area. Hong Kong never used to be as big as it is now. From 1851 to 1997, the total area of land reclaimed from the sea measured to 60 sq. km (23 sq. miles). In area, the island of Hong Kong is 80 sq. km (31 sq. miles), Kowloon peninsular is 47 sq. km (18 sq. miles), the New Territories is 794 sq. km (306 sq. miles), and the remote islands total 175 sq. km (67 sq. miles).

As a result of Hong Kong’s physical size and mature transportation system all market areas are easily accessible from the Company’s location.

Future growth will come from Hong Kong's proximity to, and close and unique relationship with, Mainland China. It has been the preferred entry point into Mainland China for business for more than 150 years. Hong Kong's business influence across China is extensive and deep. Hong Kong provides almost half of the

Mainland’s inward investment, while the Mainland is the city’s largest trading partner.

There is a broad base of companies for us to approach - the industry groups offering the greatest potential are manufacturing, construction, import/export & retail, transport, communications and financial services.

Market Segmentation

We intend to direct our marketing efforts on each of the following target customers:

•

Small companies;

•

Medium companies;

•

Large companies.

The chart below outlines our annual customer acquisition expectation by number of new accounts acquired each year from our target market.

Market Analysis

		Year 1	Year 2	Year 3	Year 4	Year 5
Potential Customers	Growth						CAGR
Small Companies	2%	3,250	3,299	3,348	3,398	3,449	1.50%
Medium Companies	1%	1,750	1,762	1,774	1,786	1,799	0.69%
Large Companies	0%	250	251	252	253	254	0.40%
Total	1.18%	5,250	5,312	5,374	5,437	5,502	1.18%

Please note that there is no guarantee that we will receive any customers, or grow at this rate, or at all.

Strategy and Implementation Summary

We do not anticipate any sales in the first month of operation.  We expect that sales will acquired slowly in the early months of operation and, if successful in our approach to the market, to show stronger increases towards the end of their first operating year.

Sales Strategy

Our direct sales force will be the hub of our sales strategy.  They will visit potential customers and deliver outsourcing proposals.  Initially, we will offer a 15% discount on storage rates for the first year.  In the first year all sales efforts will be directed towards small and medium sized businesses using commissioned sales representatives.  We anticipate that first month sales will be flat.  We anticipate that sales will pick up quickly in the second month.

Management Team Summary

It is anticipated that our management system will eventually be comprised as follows:

•

Our President will be responsible for day-to-day operation of the facility.  She will also manage the sales team.

•

A facility team will oversee the record storage and retrieval.

•

A security team will be responsible for monitoring facility access.

•

A customer service team will be responsible for processing customer's requests.

Personnel Plan

Our anticipated personnel requirements during the first three years are as follows:

•

President

•

Facility manager

•

Security manager

•

Customer service manager

•

Facility/transport staff (4)

•

Security staff (2)

•

Customer service staff (2)

•

Sales staff (2)

Compliance with Government Regulations

Government Regulations

We do not expect governmental regulations to materially restrict our business operations. We are not currently subject to direct regulation other than regulations applicable to businesses generally.

New laws may impact our ability to market our magazine in the future.  However, we are not aware of any pending laws or regulations that would have an impact on our business.

Employees

We have no employees as of the date of this prospectus other than our one director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Description of Property

We have leased premises for our initial storage operations at Workshop 7, 1/F., Shui Sum Industrial Building, 8-10 Kwai Sau Road, Kwai Chung, NT, Hong Kong. The lease agreement is dated August 23, 2011, it is for a 2 year term commencing September 1, 2011 and terminating August 31, 2013. The rent is $3,000 HK per month, and covers 600 sq feet. This location can accommodate approximately 1,900 storage boxes.

In addition, our sole officer and director, Wai Yin Marcia Pong, provides office space to us at Flat A, 22F, Block 11, Wonderland Villas, Kwai Chung, Hong Kong, China at no cost. We do not have a written agreement with Ms. Pong with respect to the provision of this office space, and so there is no guarantee that Ms. Pong will continue to provide this office space at no cost in the future.

Legal Proceedings

We are currently not party to any legal proceedings.  Our address for service of process in Nevada is 1859 Whitney Mesa Dr., Henderson, Nevada, 89014.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 29 registered shareholders.

Rule 144 Shares

The 5,000,000 shares held by our sole director and officer is subject to the sale limitations imposed by Rule 144 and rules applying to shell companies. The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Our issued shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

1.

we have ceased to be a shell company.

2.

we are subject to the reporting requirements of the Exchange Act;

3.

we have filed all Exchange Act reports required for the past 12 months; and

4.

a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or
2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from August 23, 2010 (inception) to March 31, 2012 and year ended March 31, 2011 and March 31, 2012 respectively, including:

	a.	Balance Sheet;
	b.	Statements of Operations;
	c.	Statement of Stockholders' Equity;
	d.	Statements of Cash Flows; and
	e.	Notes to Financial Statements

t PLS CPA, A PROFESSIONAL CORP.

4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

ABC Records Management and Data Storage Inc.

We have audited the accompanying balance sheets of ABC Records Management and Data Storage Inc. (A Development Stage “Company”) as of March 31, 2012 and 2011, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from August 23, 2010 (inception) to March 31, 2012. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABC Records Management and Data Storage Inc. as of March 31, 2012, and the result of its operations and its cash flows for the period from August 23, 2010 (inception) to March 31, 2012 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PLS CPA

 PLS CPA, A Professional Corp.

June 20, 2012

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

ABC Records Management and Data Storage Inc.
Financial Statements
August 23, 2010 (inception) through March 31, 2012 and year ended March 31, 2012 and 2011, respectively

ABC Records Management and Data Storage Inc.
(A Development Stage Company)
Balance Sheet

ASSETS
	March 31,	March 31,
	2012	2011
Current
Cash and cash equivalents	$252	$23,268
Prepaid expense	858	-
Total current assets	1,110	23,268

Property and Equipment
Rent deposit	770	-
Total property and equipment	770	-
Total assets	$1,880	$23,268

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$-	$1,130
Accrued expense	4,000	4,000
Total current liabilities	4,000	5,130
Total liabilities	4,000	5,130

Commitments and Contingencies	-	-

Stockholders' Equity (Deficit)
Capital stock, $.001 par value,
75,000,000 shares authorized;
6,960,000 shares issued and outstanding	6,960	6,960
Additional paid-in capital	17,640	17,640
Deficit, accumulated during the development stage	(26,720)	(6,462)
Total stockholders’ equity (deficit)	(2,120)	18,138
Total liabilities and stockholders’ equity	$1,880	$23,268

The accompanying notes are an integral part of these financial statements.

ABC Records Management and Data Storage Inc.
(A Development Stage Company)
Statement of Operations

	Year Ended		For the period accumulated from August 23, 2010 (inception) through
	March 31, 2012	March 31, 2011	March 31, 2012

Revenue	$-	$-	$-

Operating Expenses
Legal and accounting	16,221	5,000	21,221
Operation and administration	4,024	1,462	5,486
Total operating expense	20,245	6,462	26,707

Net (loss) from operations	(20,245)	(6,462)	(26,707)

Loss before income tax	(20,245)	(6,462)	(26,707)
Provision for income taxes	-	-	-
Net (loss)	(20,245)	(6,462)	(26,707)

Gain (loss) foreign exchange	(13)	-	(13)
Comprehensive loss	$(20,258)	$(6,462)	$(26,720)

Loss per common share
Basic and diluted	$-	$-

Weighted average common shares
Basic and diluted	6,960,000	3,151,674

The accompanying notes are an integral part of these financial statements.

ABC Records Management and Data Storage Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
From August 23, 2010 (inception) through March 31, 2012

	Common Stock		Additional Paid-in Capital	Accumulated Deficit During Development Stage	Total Stockholders' Deficit
	Shares	Amount

Balance, August 23, 2010 (inception)	-	$-	$-	$-	$-

Shares issued for Cash at $0.001 per share	5,000,000	5,000	-		5,000

Shares issued for Cash at $0.01 per share	1,960,000	1,960	17,640		19,600

Net loss for the period ending March 31, 2011	-	-	-	(6,462)	(6,462)

Balance, March 31, 2011	6,960,000	6,960	17,640	(6,462)	18,138

Net loss for year ended March 31, 2012	-	-	-	(20,258)	(20,258)

Balance, March 31, 2012	6,960,000	$6,960	$17,640	$(26,720)	$(2,120)

The accompanying notes are an integral part of these financial statements.

ABC Records Management and Data Storage Inc.
(A Development Stage Company)
Statement of Cash Flows

	Year Ended March 31,	Year Ended March 31,	For the period accumulated from August 23, 2010 (inception) through March 31,
	2012	2011	2012

Cash flows from operating activities
Net loss	$(20,258)	$(6,462)	$(26,720)

Changes in operating assets and liabilities:
Increase in prepaid expenses	(858)	-	(858)
Increase (decrease) in accounts payable	(1,130)	1,130	-
Increase(decrease) in accrued expense	-	4,000	4,000
Net cash used in operating activities	(22,246)	(1,332)	(23,578)

Cash flows from investing activities
Cash paid for rent deposit	(770)	-	(770)
Cash paid for investments	-	-	-

Net cash used in investing activities	(770)	-	(770)

Cash flows from financing activities
Proceeds from issuance of common stock	-	24,600	24,600

Net cash provided by financing activities	-	24,600	24,600
Increase in cash and cash equivalents	(23,016)	23,268	252
Cash and cash equivalents, beginning of period	23,268	-	-
Cash and cash equivalents, end of period	$252	$23,268	$252

Supplement Disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income tax	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

ABC Records Management and Data Storage Inc.
(A Development Stage Company) Notes to the Financial Statements March 31, 2012

Note 1 - Basis of Presentation

The accompanying audited financial statements for the period from inception on August 23, 2010 through March 31, 2012 and year ended March 31, 2012 and 2011 have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for financial information.

Note 2 - Nature of Operations

The Company was incorporated in the State of Nevada on August 23, 2010. ABC Records Management & Data Storage (ABC) is a full-service, computerized records management company providing secure storage and indexing of paper records, digital media and other business-critical information, including computer disks and tapes, optical disks, microfilm, audio and video tapes, medical records, and blueprints.

Note 3 - Significant Accounting Policies

The following is a summary of significant account policies used in the preparation of these financial statements.

a. Basis of presentation

The financial statements of the Company have been prepared in accordance with General Accepted Accounting Principles (GAAP) accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars. The Company’s fiscal year end is March 31.

b. Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

c. Fair Value of Financial instruments

The Company adopted FASB ASC 820-10-50, “Fair Value Measurements”. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

ABC Records Management and Data Storage Inc.
(A Development Stage Company) Notes to the Financial Statements

Note 3 - Significant Accounting Policies (continues)

•

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheet for the cash and cash equivalents, and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

d. Income taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method, deferred income tax assets and liabilities are provided based on the difference between the financial statement and tax bases of assets and liabilities measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse.  Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.

e. Basic and diluted net loss per share

The Company computes net loss per share in accordance with GAAP. The Company presents both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding at March 31, 2012.

ABC Records Management and Data Storage Inc.
(A Development Stage Company) Notes to the Financial Statements

Note 3 - Significant Accounting Policies (continues)

	For the Year Ended
	March 31, 2012	March 31, 2011

Basic Earnings per share:
Income(loss)(numerator)	$(20,258)	$(6,462)
Shares(denominator)	6,960,000	3,151,674
Per share amount	$-	$-

	For the Year Ended
	March 31, 2012	March 31, 2011

Fully Diluted Earnings per share:
Income(loss)(numerator)	$(20,258)	$(6,462)
Shares(denominator)	6,960,000	3,151,674
Per share amount	$-	$-

f. Use of estimates and assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

g. Concentrations of credit risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

ABC Records Management and Data Storage Inc.
(A Development Stage Company) Notes to the Financial Statements

Note 3 - Significant Accounting Policies (continues)

h. Risks and uncertainties

The Company is in formative stage of acquiring customers and technology to be able to compete in the data storage industry that is subject to significant risks and uncertainties, including financial, operational, and other risks associated with operating a data storage business, including the potential risk of business failure.

i. Foreign currency translation

The Company adopted FASB ASC 220-10, “Comprehensive Income”. This guidance defines comprehensive income which includes net income and other comprehensive income comprising certain specific items previously reported directly in stockholders’ equity. Comprehensive income and its components are required to be presented for each year for which an income statement is presented.

As used in FASB ASC 220-10 the term comprehensive income thus encompasses net income. The term other comprehensive income refers to components of comprehensive income that are excluded from net income under GAAP. Note that use of the terms comprehensive income and other comprehensive income per se are not required; thus terms such as nonowner changes in equity and other equivalent descriptions are acceptable. Foreign currency translation adjustment is a component included under other comprehensive income.

Comprehensive income is presented below the total of net income or loss in the income statement.

Note 4 - Capital Stock

Authorized

The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

Issued and outstanding

In December 2010 the Company issued 5,000,000 shares of our common stock for cash at $0.001 per share

In January 2011 the Company issued 1,960,000 shares of our common stock for cash at $0.01 per share.

As of March 31, 2012 there are 6,960,000 shares issued and outstanding.

ABC Records Management and Data Storage Inc.
(A Development Stage Company) Notes to the Financial Statements

Note 5 - Income Taxes

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)).  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than- not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of March 31, 2012, the Company had no accrued interest and penalties related to uncertain tax positions. The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 34% to pretax income from continuing operations for the year ended March 31, 2012 and 2011, respectively, and the period from inception on August 23, 2010 through March 31, 2012 due to the following:

Deferred tax assets and the valuation account are as follows:

	For Year Ended		From August 23, 2010 (inception) to
	March 31,	March 31,	March 31,
	2012	2011	2012
Deferred tax asset:
Net operating loss carryforward	$6,888	$2,197	$9,085
Valuation allowance	(6,888)	(2,197)	(9,085)

Total	$-	$-	$-

ABC Records Management and Data Storage Inc.
(A Development Stage Company) Notes to the Financial Statements

Note 5 - Income Taxes (continues)

The components of income tax expense are as follows:

	For Year Ended		From August 23, 2010 (inception) to
	March 31,	March 31,	March 31,
	2012	2011	2012

Current Federal tax	$-	$-	$-
Current State tax	-	-	-
Change in NOL benefit	4,691	-	-
Change in valuation allowance	(4,691)	-	-

Total	$-	$-	$-

The potential income tax benefit of these losses has been offset by a full valuation allowance.As at March 31, 2011, the Company has an unused net operating loss carry-forward balance of $6,462 that is available to offset future taxable income. This unused net operating loss carry-forward balance begins to expire in 2027.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	For Year Ended		From August 23, 2010 (inception) to
	March 31,	March 31,	March 31,
	2012	2011	2012

Beginning balance	$-	$-	$-
Additions based on tax positions related to current year	-	-	-
Additions for tax positions of prior year	-	-	-
Reductions for tax positions for prior year	-	-	-
Reductions in benefit due to income tax expense	-	-	-
Ending balance	$-	$-	$-

At March 31, 2012, the Company had no unrecognized tax benefits that, if recognized, would affect the effective tax rate.

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

ABC Records Management and Data Storage Inc.
(A Development Stage Company) Notes to the Financial Statements

Note 5 - Income Taxes (continues)

As of March 31, 2012, the Company had no accrued interest or penalties related to uncertain tax positions.

The tax years that remain subject to examination by major taxing jurisdictions are those for the year ended March 31, 2011 and 2012.

Note 6 - Going Concern

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $26,720 and further losses are anticipated in the development of its business. This raises substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The ability of the Company to emerge from the formative stage is dependent upon, among other things, obtaining additional financing to continue operations.

These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7 - Commitment and contingency

On August 23, 2011, the Company entered into an office lease agreement for a two year term that will commence on September 1, 2011 and expire on August 31, 2013. The Company agreed to a security deposit of $6,000 Hong Kong dollars, or $769.78 US dollars, and month rent expense of $3,000 Hong Kong dollars or $384.89 US dollars

At March 31, 2011, future minimum payments under the operating lease are as follows:

Fiscal Year	Amount
2012	$3,464.01	US
2013	3,079.12	US

Total	$6,543.13	US

ABC Records Management and Data Storage Inc.
(A Development Stage Company) Notes to the Financial Statements

Note 8 - Subsequent Events

ABC Records Management and Data Storage Inc. has evaluated subsequent events from March 31, 2012 through June 20, 2012 the date the financial statements were available and  issued, and concluded there were no events or transactions occurring during this period other than the statement above that required recognition of disclosure in its financial statements.

Management’s Discussion and Analysis

Plan of Operation

Our plan of operation for the twelve months following the date of this prospectus is to install the necessary leasehold improvements to our leased premises, to purchase the equipment and materials necessary to commence operations, to commence our initial marketing programs, and to begin actual operations.  We estimate that the cost of this entire program will be approximately $170,300.

Our initial focus will be providing storage of paper records only.

The hard copy business records stored by our potential customers are inactive. Inactive records consist of those records that are not needed for immediate access but which must be retained for legal, regulatory and compliance reasons or for occasional reference in support of ongoing business operations.These records are typically stored in cartons packed by the customer.

We intend to focus its initial marketing efforts on small and medium size businesses (SMEs).

In order to achieve this result we will use commissioned sales representatives whose cost is in line with the just in time model chosen.

We intend to become operational using a bottom-up strategy and a just in time acquisitions model rather than a top down build it and they will come model.  This approach allows us to minimize our costs significantly during startup.  Using this approach we will only incur expenses on an as required basis.  Initial start-up costs are expected to be significantly reduced as a result.  The table below outlines the company’s estimated start-up expenses.

Legal	$3,000
Stationary, etc	$1,000
Boxes	$3,000
Brochures	$2,000
Transfer Agent	$2,000
Accounting	$18,300
Insurance	$4,000
Rent	$6,000
Leased Equipment	$20,000
Space Set-up	$30,000
Security	$10,000
Contracted Services	$21,000 (delivery & pickup)
Commissions	$50,000

We intend to commence this program in the fall and early winter of 2011 and anticipate that it will be completed, and we will be in active operation of our facility by the late fall of 2012.

Total expenditures over the next 12 months are therefore expected to be approximately $170,300.

Based upon the funding requirements noted above, and the anticipated timeline of those funding requirements (See section entitled Description Of Business: Anticipated Expense Timeline), we have enough funds on hand to meet our financial obligations to approximately the end of September of 2012, but we will require additional funding to cover our future administrative expenses, to commence installing leasehold improvements, and to complete our equipment purchases, and initial marketing programs.

We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  We may also seek to obtain short-term loans from our directors, although no such arrangement has been made, and there is no guarantee that our directors will agree to make such a loan.  We do not have any arrangements in place for any future equity financing.

Results Of Operations For The Twelve Month Period Ending March 31, 2012

We did not earn any revenues for the twelve month period ending March 31, 2012.

We incurred operating expenses in the amount of $20,245 for the twelve month period ending March 31, 2012. These operating expenses were comprised of legal and accounting fees of $16,221 and expenses attributable to operation and administration of $4,024.

Results Of Operations For The Twelve Month Period Ending March 31, 2011

We did not earn any revenues for the twelve month period ending March 31, 2011.

We incurred operating expenses in the amount of $6,462 for the twelve month period ending March 31, 2011. These operating expenses were comprised of legal and accounting fees of $5,000 and expenses attributable to operation and administration of $1,462.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan of providing a full-service, computerized records management company. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form S-1 is declared effective.

Directors, Executive Officers, Promoters And Control Persons

Our sole executive officer and director and her age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age

Wai Yin Marcia Pong	42

Executive Officers:

Name of Officer	Age	Office

Wai Yin Marcia Pong	42	President, Chief Executive Officer, Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Ms. Pong has acted as our sole director and officer since August 24, 2010. Ms. Pong has been unemployed since February, 2010. From March, 2008 until February, 2010 Ms. Pong was employed as Senior Marketing Officer for World Vision Hong Kong responsible for the development and implementation of marketing plans to promote child sponsorship and recruit sponsors to help needy children around the world; responsible for raising funds in response to disasters/emergency situations for immediate relief and long-term rehabilitation support in affected countries; responsible for providing content direction for, edit and proof-read child sponsorship and relief-related communication materials, including brochures, emails, direct mail, webpage, and advertisements (print, radio, video and television); and responsible for managing market outreach through telemarketing and events (e.g. street fundraising, road shows). From October, 2007 to March, 2008 Ms. Pong was unemployed. From June, 2005 to October, 2007 Ms. Pong was employed as Marketing Communications Specialist for United Way, responsible for developing and implementing marketing communications strategic plans to promote the United Way brand, and to provide marketing leadership in fundraising; responsible for managing  production of all marketing collateral materials: writing and editing copy, directing design, proofing and approving content before printing; responsible for writing scripts/speeches for fundraising events and training sessions; and responsible for conducting market research to test creative strategy and establish perception benchmarks for evaluating marketing investment. Initially, and because we are just starting our business operations, it is not anticipated that Ms. Pong will be required to devote more than approximately twenty hours a week to the business. However, as the business builds and more time is required of Ms. Pong she will, as necessary, devote more time to our operations, up to a maximum of forty hours per week. Ms. Pong does not have any experience in the digital data storage business.

Term of Office

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our sole officer is appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on August 23 to March 31, 2011 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Wai Yin Marcia Pong President, CEO, Secretary, Treasurer and a director	2010 2011 2012	None None None	None None None	None None None	None None None	None None None	None None None	None None None	None None None

Stock Option Grants

We have not granted any stock options to our executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Wai Yin Marcia Pong. We do not pay her any amount for acting as a director.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at July 13, 2012. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of	Name and address	beneficial	Percent
Class	of beneficial owner	ownership	of class

Common	Wai Yin Marcia Pong	5,000,000	71.84%
Stock	President, Chief	Shares
	Executive Officer,
	Secretary, Treasurer
	and Director
	Flat A, 22F, Block 11
	Wonderland Villas, Kwai Chung
	Hong Kong

Common	All Officers and Directors	5,000,000	71.84%
Stock	as a group that consists of	shares
	one person

The percent of class is based on 6,960,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships And Related Transactions

Other than as discussed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or is in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;
* Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
* Our sole promoter, Wai Yin Marcia Pong
* Any relative or spouse of any of the foregoing persons who has the same house as such person;
* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Our sole officer and director, Wai Yin Marcia Pong, provides office space to us at Flat A, 22F, Block 11, Wonderland Villas, Kwai Chung, Hong Kong, China at no cost. We do not have a written agreement with Ms. Pong with respect to the provision of this office space, and there is no guarantee that Ms. Pong will continue to provide this office space at no cost in the future.

Disclosure Of Commission Position Of Indemnification For
Securities Act Liabilities

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Until _________________, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

ABC RECORDS MANGAGEMENT AND DATA STORAGE, INC.

1,960,000 SHARES OF COMMON STOCK

PROSPECTUS

July 13, 2012

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and will be subject to reduced public company reporting requirements. Investing in our common stock involves risks.  See “Risk Factors” beginning on page 4

Part II

Information Not Required In The Prospectus

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2.10
Transfer Agent Fees	$3,000.00
Accounting fees and expenses	$6,000.00
Legal fees and expenses	$8,000.00
Edgar filing fees	$1,500.00

Total	$18,502.10

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales Of Unregistered Securities

We issued 5,000,000 shares of our common stock to Wai Yin Marcia Pong on December 7, 2010. Ms. Pong is our president, chief executive officer, treasurer, secretary and sole director. She acquired these 5,000,000 shares at a price of $0.001 per share for total proceeds to us of $5,000.00.  These shares were issued pursuant to Regulation S of the Securities Act.

In connection with this issuance, Ms. Pong was provided with access to all material aspects of the Company, including the business, management, offering details, risk factors and financial statements.

We completed an offering of 1,960,000 shares of our common stock at a price of $0.01 per share to the following 28 purchasers on January 29, 2011:

Name of Subscriber	Number of Shares

Fu Shen, Xia	50,000
Xing, He	50,000
Zhao Quan, Lin	70,000
Yu Ling, Lu	70,000
Xiu Lan, Huang	70,000
Qing Xian, Deng	70,000
Yu Xian, Lu	70,000
Rong Ming, Tang	70,000
Feng Bing, Li	70,000
Yan Qiu, Huang	70,000
Cai Mei, Nong	70,000
Chao He, Li	70,000
Zhen Li, Ai	70,000
Zhong Xing, Li	70,000
Ju Min, Xiong	70,000
Jiu Ying, Li	70,000
Da Rong, Nong	70,000
Ying Xiong, He	70,000
Du Juan, Wei	90,000
Xiao Li, Luo	90,000
Jun Fa, Xiang	70,000
Yu Qin, Ling	70,000
Jia Jia, Huang	70,000
Zhing Jun, Yang	70,000
Yuan You, Yang	70,000
Hua Hong, Wang	70,000
Cai Hong, Huang	70,000
Zhen Qin, Huang	70,000

The total amount received from this offering was $19,600. We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act; and

We are required, either by contract or a provision in our bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration

Exhibits

Exhibit
Number	Description

3.1*	Articles of Incorporation
3.2*	By-Laws
5.1**	Legal opinion and Consent of Kain & Valinsky, Attorneys At Law
10.1*	Lease Agreement dated August 23, 2011
23.1	Consent of PLS CPA, A Professional Corp

* Filed as an exhibit to our registration statement on Form S-1 dated November 4, 2011.

** Filed as an exhibit to our registration statement of Form S-1 dated February 1, 2012.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hong Kong, China, on July 13, 2012.

ABC Records Management and Data Storage Inc.

By:/s/ Wai Yin Marcia Pong

Wai Yin Marcia Pong
President, Chief Executive Officer,
Secretary, Treasurer, principal
accounting officer, principal
financial officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Wai Yin Marcia Pong	President, Chief Executive	July 13, 2012
Officer, Secretary, Treasurer,
Wai Yin Marcia Pong	principal accounting officer,
principal financial officer
and Director